UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 26, 2025 (November 25, 2025)

Date of Report: (Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

9200 W. 108th Circle, P.O. Box 5000, Westminster, CO 80021-2510

(Address of principal executive offices) (ZIP Code)

(303) 469-3131

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without Par Value	BALL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 25, 2025, Ball Corporation, an Indiana corporation (“Ball”), entered into a Sixth Amendment to Credit Agreement (the “Sixth Amendment”), among Ball, as a borrower and guarantor, certain subsidiaries of Ball party thereto as borrowers and as guarantors, Bank of America, N.A., as administrative agent and as collateral agent, the lenders party thereto, and the initial issuing banks party thereto, which amends Ball’s existing stock secured Credit Agreement, dated as of March 18, 2016 (as amended prior to the Sixth Amendment, the “Credit Agreement” and, as amended by the Sixth Amendment, the “Amended Credit Agreement”) by, among other things, (i) extending the maturity of each facility from June 28, 2027 to November 25, 2030 and (ii) refinancing the existing term loan A and revolving facilities thereunder with (x) a term loan A facility available to Ball in an aggregate principal amount of $1,500,000,000, (y) a U.S. dollar revolving credit facility available to Ball and certain of its domestic subsidiaries in an aggregate principal amount of $1,250,000,000, and (z) a multi-currency revolving credit facility available to Ball and certain of its subsidiaries in an aggregate principal amount of $750,000,000.

Borrowings in (i) U.S. dollars shall bear interest based on a (x) term secured overnight financing rate (“SOFR”) or (y) base rate, (ii) Pounds sterling shall bear interest based on a daily sterling overnight index average rate (“SONIA”), (iii) Euros shall bear interest based on the EURIBOR rate, (iv) Canadian dollars shall be interest based on the term CORRA Rate, (v) Swiss Francs shall be interest based on the SARON rate, and (vi) Australian dollars shall be interest based on the BBSY rate, in each case of clauses (i) through (vi) above, plus a margin as described below.

The margin for each of the foregoing rates other than the base rate shall range from, to the extent applicable to such benchmark rate, 1.00% to 1.50% based on the net leverage ratio (as defined in the Amended Credit Agreement) of Ball, with interest periods at Ball’s option of 1, 3 or 6 months or, subject to certain conditions, 12 months. The margin for base rate borrowings shall range from 0.00% to 0.50% based on the net leverage ratio of Ball. However, prior to the delivery of Ball’s quarterly financial statements for the fiscal year ending December 31, 2025, such margin shall be 1.25 percent for all borrowings except for base rate borrowings.

Outstanding term loans under the term loan A facility are payable in equal installments of $0 on the last business day of each fiscal quarter occurring after November 25, 2025 and ending prior to the fiscal quarter ending March 31, 2027; and subsequently in equal installments of $9,375,000 on the last business day of each of the following full fiscal quarters commencing with the fiscal quarter ending March 31, 2027, ending with (and including) the fiscal quarter ending December 31, 2028; and subsequently in equal installments of $18,750,000 on the last business day of each of the following full fiscal quarters commencing with the fiscal quarter ending March 31, 2029, ending with (and including) the fiscal quarter ending immediately prior to the maturity date, with the balance due on the maturity date.

The Amended Credit Agreement contains customary representations and warranties, events of default and covenants for a transaction of this type. The Amended Credit Agreement also requires Ball to maintain a net leverage ratio of no greater than 4.50 to 1.00 for any period of four consecutive fiscal quarters of Ball for which financial statements have been delivered ending on or after December 31, 2025. The maximum permitted net leverage ratio increases by 0.50 upon the consummation of certain permitted acquisitions for the four fiscal quarter period commencing with the fiscal quarter in which such acquisition occurs.

Commitments and loans outstanding under the Amended Credit Agreement may be voluntarily reduced or prepaid without premium or penalty other than payment of customary breakage costs. Loans outstanding under the term loan facility will be subject to mandatory prepayment by the net cash proceeds of asset dispositions or casualty or condemnation events with respect to assets of Ball and its subsidiaries, except for certain specified exceptions and subject to specified thresholds, in each case to the extent not reinvested in accordance with the terms of the Amended Credit Agreement.

If an event of default under the Amended Credit Agreement occurs, the commitments under the Amended Credit Agreement may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

Ball and all of its present and future material wholly-owned domestic subsidiaries and material wholly-owned U.S. domiciled foreign subsidiaries guaranty the obligations (or, in the case of U.S. domiciled foreign subsidiaries, certain foreign obligations only) under the loan documents and any swap contracts entered into with any of the lenders or their affiliates that remain a lender or an affiliate, with certain exceptions and subject to grace periods in accordance with the terms of the Amended Credit Agreement.

The obligations under the loan documents are secured, with certain exceptions in accordance with the terms of the Amended Credit Agreement and the applicable pledge agreement, by a pledge of (i) 100% of the capital stock of each of Ball’s present and future direct and indirect material wholly-owned domestic subsidiaries directly owned by Ball or any of its wholly-owned domestic subsidiaries, and (ii) 65% of the capital stock of each of Ball’s present and future material wholly-owned U.S. domiciled foreign subsidiaries directly owned by Ball or any of its wholly-owned domestic subsidiaries (a “U.S. Domiciled Foreign Guarantor”), in each case other than certain excluded subsidiaries. In addition, the obligations of certain foreign borrowers under the loan documents are secured, with certain exceptions in accordance with the terms of the loan documents and the applicable pledge agreement, by a pledge of 100% of the capital stock of any such foreign borrowers owned directly by a U.S. Domiciled Foreign Guarantor or another foreign borrower.

The foregoing description of the Sixth Amendment and Amended Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Sixth Amendment and Amended Credit Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 25, 2025, Ball entered into the Sixth Amendment as described under Item 1.01 above. The description of the Sixth Amendment set forth in Item 1.01 above is hereby incorporated by reference under this Item 2.03.

The foregoing description of the Sixth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Sixth Amendment which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following are furnished as exhibits to this report:

Exhibit No.	Description
10.1	Sixth Amendment to Credit Agreement, dated as of November 25, 2025, among Ball Corporation, certain subsidiaries of Ball Corporation party thereto as borrowers, certain subsidiaries of Ball Corporation party thereto as guarantors, Bank of America, N.A., as administrative agent and as collateral agent, certain financial institutions party thereto, as lenders, and the initial issuing banks.
99.1	Ball Corporation Press Release, dated as of November 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION

Date: November 26, 2025	By:	/s/ Deron J. Goodwin
		Name:	Deron J. Goodwin
		Title:	Vice President and Treasurer